UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)  May 25, 2006

K&F Industries Holdings, Inc.	K&F Industries, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

333-124870	33-29035
(Commission File Number)	(Commission File Number)

20-1844325	34-1614845
(IRS Employer Identification No.)	(IRS Employer Identification No.)

50 Main Street, 4th Floor, White Plains, NY	10606
(Address of principal executive offices)	(Zip Code)

(914) 448-2700
(Registrants’ telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Election of Director.

On May 25, 2006, the Board of Directors of K&F Industries Holdings, Inc. (“KFI”) and of  K&F Industries, Inc. (“Industries”) elected Mr. Jack Peiffer as a director of each company. The KFI board is divided into three classes of directors, and Mr. Peiffer will serve for the term of the class that expires in 2008. Mr. Peiffer will serve as a member of the Audit Committee of each of KFI and Industries.

Mr. Peiffer retired from General Electric in 1994 after 38 years of service. He held positions with GE that included Traveling Auditor and Manager of Information and Data Process Services for the radio receiver business, followed by Senior Financial Management positions in the Industrial Diamond business, the Chemical and Metallurgical Group and the Technical Materials Sector of GE. He was later elected Vice President and General Manager for General Electric Supply Company, and in 1983 was appointed Senior Vice President-Human Resources reporting directly to the CEO and Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K&F Industries Holdings, Inc.

Date: May 30, 2006	By:	/S/ Ronald H. Kisner
Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K&F Industries, Inc.

Date: May 30, 2006	By:	/S/ Ronald H. Kisner
Executive Vice President, Secretary and General Counsel